Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE

CONTACT:

Chester J. Luby, CEO
Cindy H. Luby, President, COO
Interstate National Dealer Services, Inc.
(516) 228-8600


                    INTERSTATE NATIONAL DEALER SERVICES, INC.
                ANNOUNCES SIGNING OF DEFINITIVE MERGER AGREEMENT

     Uniondale, NY, September 26, 2002---Interstate National Dealer Services, Inc. (NASDAQ: ISTN) announced today that it has entered into an agreement and plan of merger with CHL Holdings Corp., a company owned by Cindy H. Luby, Interstate's Chief Operating Officer and a director. Under the merger agreement, Interstate will be merged with CHL, with Interstate as the surviving entity. As previously announced, upon completion of the merger, each issued and outstanding share of Interstate common stock, other than shares held by Chester J. Luby, Cindy H. Luby, Joan Luby and CHL, and by stockholders who exercise their appraisal rights, will be entitled to receive $6.00 per share in cash, without interest and less withholding taxes, if any. After the merger, Interstate will be owned by members of the Luby family.

     Interstate's Board of Directors, acting on the recommendation of a special committee composed entirely of directors who are not affiliated with the Luby family , approved the merger agreement. As directors with an interest in the proposed transaction, Chester L. Luby and Cindy H. Luby did not participate in the Board's vote.

     Legg Mason Wood Walker, Incorporated which has acted as financial advisor to the special committee, has issued a fairness opinion in connection with the merger. The closing of the merger is subject to customary conditions, including approval of Interstate's stockholders, and the receipt by CHL of the funds required to complete the transaction. CHL has received a banking commitment to advance the necessary funds.

     As soon as practicable, Interstate will file a proxy statement relating to the merger with the Securities and Exchange Commission, will schedule a special meeting of its stockholders to vote on a proposal to approve the merger agreement and the transactions it contemplates and will mail the proxy statement to its stockholders. Interstate's Board has recommended that the stockholders approve the merger agreement. Interstate has entered into a voting agreement with members of the Luby family and with CHL in which they have agreed to vote in favor of the merger agreement. Members of the Luby family own and have the right to vote approximately 24.6% of Interstate's common stock.

     When available, Interstate's stockholders will be able to obtain a free copy of the proxy statement to be filed with the Securities and Exchange Commission at the SEC's web site at www.sec.gov. The proxy statement and other documents filed with the Securities and Exchange Commission by Interstate may also be obtained for free from Interstate by directing a request to Interstate National Dealer Services, Inc. at 333 Earle Ovington Blvd., Uniondale, New York 11553, Attn: Zvi D. Sprung, Chief Financial Officer.

     THE PROXY STATEMENT SHOULD BE READ CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS RELATING TO THE MERGER TRANSACTION DESCRIBED ABOVE WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

                          _____________________________

     Interstate is a leading nationwide provider of service contracts and extended warranties, primarily for new and used cars and recreational vehicles, as well as watercraft, manufactured housing, motorcycles and other power sport vehicles. For additional information please visit our websites:
http://www.inds.com and http://www.warrantydirect.com.

     This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 1996.